EXHIBIT INDEX


Exhibit Number                     Description
10                                 Carolina  Power  & Light  Company  Restricted
                                   Stock Agreement, as approved January 7, 1998,
                                   pursuant   to  the   Company's   1997  Equity
                                   Incentive Plan.

27                                 Financial Data Schedule